Exhibit 99.1

I-AM Capital Acquisition Company Announces Stockholder Approval of Business Combination with Smaash Entertainment Private Limited

New York, NY - November 13, 2018 - I-AM Capital Acquisition Company (NASDAQ:IAM) (the “Company”), announced today that holders of its common stock have approved the Company’s previously announced proposed business combination (the “business combination”) with Smaaash Entertainment Private Limited (“Smaaash”) and related transactions, at the special meeting in lieu of annual meeting of the Company’s stockholders held on November 9, 2018. The Company’s stockholders also approved each of the other proposals included in the Company’s definitive proxy statement filed by the Company with the Securities and Exchange Commission (the “SEC”) on September 19, 2018, and as supplemented by the proxy statement supplement filed on November 5, 2018.

The Company expects the business combination to close within the next week or so, subject to customary closing conditions. Upon the closing of the business combination, the Company will change its name to “Smaaash Entertainment Inc.”.

About I-AM Capital:

The Company, which was co-founded and is led by F. Jacob Cherian and Suhel Kanuga, is a blank check company, also commonly referred to as a Special Purpose Acquisition Company, or SPAC, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. The Company raised $52.7 million in its IPO and will focus its efforts to identify a target business and will not be limited to a particular industry or geographic region, although it intends to focus its search on target businesses with a connection in India.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements,” including the timing of the closing of the business combination. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering and its definitive proxy statement in connection with its special meeting filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

CONTACT:

I-AM Capital Acquisition Company

sk@i-amcapital.com

(212) 878 3684